                                                                    Exhibit 23.3



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion in the registration statement on Form S-4 (File No. ___-_____) filed by UbiquiTel Inc. of our report dated March 9, 2001 on the consolidated financial statements of Via Wireless, LLC as of December 31, 2000, and 1999, and for each of the three years in the period ended December 31, 2000, and to the reference to us under the heading "Experts" included in this registration statement.


                                        MOSS ADAMS, LLP


Stockton, California
March 30, 2001